Illumina Reports Financial Results for Second Quarter of Fiscal Year 2015

San Diego -- (BUSINESS WIRE) - July 21, 2015 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the second quarter of fiscal year 2015.

Second quarter 2015 results:

•	Revenue of $539 million, a 21% increase compared to $448 million in the second quarter of 2014, and an increase of 25% on a constant currency basis

•	GAAP net income for the quarter of $102 million, or $0.69 per diluted share, compared to $47 million, or $0.31 per diluted share, for the second quarter of 2014

•
Non-GAAP net income for the quarter of $120 million, or $0.80 per diluted share, compared to $85 million, or $0.57 per diluted share, for the second quarter of 2014 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $171 million and free cash flow of $130 million for the quarter

Gross margin in the second quarter of 2015 was 69.8% compared to 67.1% in the prior year period. Excluding the effect of non-cash stock compensation expense, amortization of acquired intangible assets, and legal contingencies, non-GAAP gross margin was 72.4% for the second quarter of 2015 compared to 70.9% in the prior year period.

Research and development (R&D) expenses for the second quarter of 2015 were $96.2 million compared to $83.0 million in the prior year period. R&D expenses included $10.7 million and $12.8 million of non-cash stock compensation expense in the second quarters of 2015 and 2014, respectively. Excluding these charges and contingent compensation, R&D expenses as a percentage of revenue were 15.8% compared to 15.6% in the prior year period.

Selling, general and administrative (SG&A) expenses for the second quarter of 2015 were $124.4 million compared to $114.6 million in the prior year period. SG&A expenses included $19.6 million and $20.8 million of non-cash stock compensation expense in the second quarters of 2015 and 2014, respectively. Excluding these charges and amortization of acquired intangible assets, SG&A expenses as a percentage of revenue were 19.2% compared to 20.5% in the prior year period.

Depreciation and amortization expenses were $30.7 million and capital expenditures were $41.4 million during the second quarter of 2015. The Company ended the quarter with $1.51 billion in cash, cash equivalents and short-term investments, compared to $1.34 billion as of December 28, 2014.

“We delivered solid financial results in the second quarter with increasing demand for our new products,” stated Jay Flatley, CEO. “The fundamentals of our business are strong and we remain focused on innovation and market expansion.”

Updates since our last earnings release:

•	Announced an agreement with Annoroad to jointly develop advanced clinical applications for non-invasive prenatal testing in China based on our next-generation sequencing technology

•	Launched Illumina SeqLab for large-scale human whole genome sequencing operations, an integrated solution for customers with HiSeq X™ systems

•
Published a preliminary study in The Journal of the American Medical Association which retrospectively correlated 10 cases of occult maternal cancer among pregnant women receiving an “aneuploidy detected” or “aneuploidy suspected” positive results on the verifi® noninvasive Prenatal Test (NIPT)

•	Entered into a collaboration with Merck KGaA and Genea to advance excellence in fertility technologies and processes within the assisted reproductive treatment (ART) laboratory

•	Further strengthened Illumina's management team by appointing Sanjay Chikarmane as Senior Vice President and General Manager of the Enterprise Informatics business unit

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2015, the Company continues to project approximately 20% total revenue growth, including a 3% negative impact from foreign exchange assuming current currency exchange rates. The Company has increased its projections for non-GAAP earnings per diluted share to $3.39 to $3.45.

Quarterly conference call information
The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, July 21, 2015. Interested parties may listen to the call by dialing 877.703.6110 (passcode: 79927332), or if outside North America by dialing 1.857.244.7309 (passcode: 79927332). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 6:00 pm Pacific Time (9:00 pm Eastern Time) on July 21, 2015 through July 28, 2015 by dialing 888.286.8010 (passcode: 76382666), or if outside North America by dialing 1.617.801.6888 (passcode: 76382666).

Statement regarding use of non-GAAP financial measures
The Company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company’s financial measures under GAAP include substantial charges such as stock compensation expense, amortization of acquired intangible assets, non-cash interest expense associated with the Company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (iv) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services; and (vi) our ability to maintain our revenue levels and profitability during periods of research funding reduction or uncertainty and adverse economic and business conditions, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.

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Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
rchambers@illumina.com
or
Media:
Eric Endicott
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 28, 2015	December 28, 2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$591,057	$636,154
Short-term investments	919,325	702,217
Accounts receivable, net	368,611	289,458
Inventory	223,620	191,144
Deferred tax assets, current portion	51,676	40,786
Prepaid expenses and other current assets	83,402	29,844
Total current assets	2,237,691	1,889,603
Property and equipment, net	302,840	265,264
Goodwill	724,904	724,904
Intangible assets, net	288,177	314,500
Deferred tax assets, long-term portion	66,723	49,848
Other assets	82,790	95,521
Total assets	$3,703,125	$3,339,640

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$107,884	$82,626
Accrued liabilities	314,722	335,276
Long-term debt, current portion	302,447	304,256
Total current liabilities	725,053	722,158
Long-term debt	1,000,829	986,780
Other long-term liabilities	183,331	167,904
Stockholders’ equity	1,793,912	1,462,798
Total liabilities and stockholders’ equity	$3,703,125	$3,339,640

Illumina, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Revenue:
Product revenue	$462,760	$390,808	$921,887	$753,019
Service and other revenue	76,618	56,760	156,056	115,330
Total revenue	539,378	447,568	1,077,943	868,349
Cost of revenue:
Cost of product revenue (a)	119,459	114,307	239,083	225,748
Cost of service and other revenue (a)	32,170	23,176	64,699	44,689
Amortization of acquired intangible assets	11,384	9,545	22,769	19,080
Total cost of revenue	163,013	147,028	326,551	289,517
Gross profit	376,365	300,540	751,392	578,832
Operating expense:
Research and development (a)	96,182	82,985	187,954	160,026
Selling, general and administrative (a)	124,441	114,649	240,758	224,222
Acquisition related expense (gain), net	2,329	(225)	(7,558)	(1,238)
Headquarter relocation	1,480	2,892	2,179	3,487
Total operating expense	224,432	200,301	423,333	386,497
Income from operations	151,933	100,239	328,059	192,335
Other expense, net	(10,761)	(39,773)	(8,841)	(48,081)
Income before income taxes	141,172	60,466	319,218	144,254
Provision for income taxes	38,925	13,861	80,313	37,672
Net income	$102,247	$46,605	$238,905	$106,582
Net income per basic share	$0.71	$0.36	$1.66	$0.82
Net income per diluted share	$0.69	$0.31	$1.61	$0.71
Shares used in calculating basic net income per share	144,220	130,583	143,996	129,365
Shares used in calculating diluted net income per share	148,969	149,121	148,826	149,870

(a) Includes total stock-based compensation expense for stock-based awards:

	Three Months Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Cost of product revenue	$2,113	$2,149	$4,445	$4,244
Cost of service and other revenue	466	284	745	569
Research and development	10,747	12,785	22,054	24,454
Selling, general and administrative	19,631	20,778	37,631	40,153
Stock-based compensation expense before taxes	$32,957	$35,996	$64,875	$69,420

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
Net cash provided by operating activities (a)	$171,445	$178,030	$238,224	$215,117
Net cash (used in) provided by investing activities	(142,470)	114,777	(296,617)	(29,610)
Net cash provided by (used in) financing activities (a)	27,810	(136,521)	15,276	(222,445)
Effect of exchange rate changes on cash and cash equivalents	735	422	(1,980)	522
Net increase (decrease) in cash and cash equivalents	57,520	156,708	(45,097)	(36,416)
Cash and cash equivalents, beginning of period	533,537	518,513	636,154	711,637
Cash and cash equivalents, end of period	$591,057	$675,221	$591,057	$675,221

Calculation of free cash flow:
Net cash provided by operating activities (a)	$171,445	$178,030	$238,224	$215,117
Purchases of property and equipment	(41,351)	(23,324)	(77,902)	(42,336)
Free cash flow (b)	$130,094	$154,706	$160,322	$172,781
______________________________________________________________________________________________________
(a) Net cash provided by operating activities excludes excess tax benefit related to stock-based compensation of $106.2 million in the first half of 2015, of which $29.8 million was recorded in Q2, and $77.3 million in the first half of 2014, of which $26.8 million was recorded in Q2. Net cash used in financing activities reflects the excess tax benefit as a corresponding in-flow in the respective periods.

(b) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Six Months Ended
	June 28, 2015	June 29, 2014	June 28, 2015	June 29, 2014
GAAP net income per share - diluted	$0.69	$0.31	$1.61	$0.71
Adjustments to net income:
Amortization of acquired intangible assets	0.08	0.08	0.17	0.17
Non-cash interest expense (a)	0.07	0.06	0.14	0.12
Acquisition related expense (gain), net (b)	0.02	—	(0.05)	(0.01)
Headquarter relocation	0.01	0.02	0.01	0.02
Loss on extinguishment of debt	—	0.21	—	0.21
Legal contingencies	—	0.03	—	0.07
Contingent compensation expense (c)	—	—	—	0.02
Cost-method investment gain, net (d)	—	—	(0.09)	—
Incremental non-GAAP tax expense (e)	(0.07)	(0.14)	(0.08)	(0.21)
Non-GAAP net income per share - diluted (f)	$0.80	$0.57	$1.71	$1.10
Shares used in calculating non-GAAP diluted net income per share	148,969	149,121	148,826	149,546

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$102,247	$46,605	$238,905	$106,582
Amortization of acquired intangible assets	12,772	11,507	25,659	24,698
Non-cash interest expense (a)	10,227	9,143	20,415	18,165
Acquisition related expense (gain), net (b)	2,329	(225)	(7,558)	(1,238)
Headquarter relocation	1,480	2,892	2,179	3,487
Loss on extinguishment of debt	233	31,360	233	31,360
Legal contingencies	—	4,817	—	10,663
Contingent compensation expense (c)	—	496	—	3,336
Cost-method investment gain, net (d)	—	—	(12,582)	—
Incremental non-GAAP tax expense (e)	(9,617)	(22,025)	(12,204)	(32,436)
Non-GAAP net income (f)	$119,671	$84,570	$255,047	$164,617

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income per share	148,969	149,121	148,826	149,870
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes	—	—	—	(324)
Weighted average shares used in calculation of non-GAAP diluted net income per share	148,969	149,121	148,826	149,546
______________________________________________________________________________________________________

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Acquisition related expense (gain), net consists of changes in fair value of contingent consideration and transaction related costs.

(c) Contingent compensation expense relates to contingent payments for post-combination services associated with prior period acquisitions.

(d) Cost-method investment gain, net consists primarily of a gain on the sale of an investment partially offset by impairment charges on other investments.

(e) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed above.

(f) Non-GAAP net income and diluted net income per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income and diluted net income per share are key drivers of the Company’s core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Six Months Ended
	June 28, 2015		June 29, 2014		June 28, 2015		June 29, 2014
GAAP gross profit	$376,365	69.8%	$300,540	67.1%	$751,392	69.7%	$578,832	66.7%
Stock-based compensation expense	2,579	0.5%	2,433	0.6%	5,190	0.5%	4,813	0.5%
Amortization of acquired intangible assets	11,384	2.1%	9,545	2.1%	22,769	2.1%	19,080	2.2%
Legal contingencies	—	—	4,817	1.1%	—	—	10,663	1.2%
Non-GAAP gross profit (a)	$390,328	72.4%	$317,335	70.9%	$779,351	72.3%	$613,388	70.6%

GAAP research and development expense	$96,182	17.8%	$82,985	18.5%	$187,954	17.4%	$160,026	18.4%
Stock-based compensation expense	(10,747)	(2.0)%	(12,785)	(2.8)%	(22,054)	(2.0)%	(24,454)	(2.8)%
Contingent compensation expense (b)	—	—	(496)	(0.1)%	—	—	(580)	(0.1)%
Non-GAAP research and development expense	$85,435	15.8%	$69,704	15.6%	$165,900	15.4%	$134,992	15.5%

GAAP selling, general and administrative expense	$124,441	23.1%	$114,649	25.6%	$240,758	22.3%	$224,222	25.8%
Stock-based compensation expense	(19,631)	(3.6)%	(20,778)	(4.6)%	(37,631)	(3.5)%	(40,153)	(4.7)%
Amortization of acquired intangible assets	(1,388)	(0.3)%	(1,962)	(0.5)%	(2,890)	(0.2)%	(5,618)	(0.6)%
Contingent compensation expense (b)	—	—	—	—	—	—	(2,756)	(0.3)%
Non-GAAP selling, general and administrative expense	$103,422	19.2%	$91,909	20.5%	$200,237	18.6%	$175,695	20.2%

GAAP operating profit	$151,933	28.2%	$100,239	22.4%	$328,059	30.4%	$192,335	22.1%
Stock-based compensation expense	32,957	6.1%	35,996	8.0%	64,875	6.0%	69,420	8.0%
Amortization of acquired intangible assets	12,772	2.4%	11,507	2.6%	25,659	2.4%	24,698	2.8%
Acquisition related expense (gain), net (c)	2,329	0.4%	(225)	(0.1)%	(7,558)	(0.7)%	(1,238)	(0.1)%
Headquarter relocation	1,480	0.3%	2,892	0.7%	2,179	0.2%	3,487	0.5%
Legal contingencies	—	—	4,817	1.1%	—	—	10,663	1.2%
Contingent compensation expense (b)	—	—	496	0.1%	—	—	3,336	0.4%
Non-GAAP operating profit (a)	$201,471	37.4%	$155,722	34.8%	$413,214	38.3%	$302,701	34.9%

GAAP other expense, net	$(10,761)	(2.0)%	$(39,773)	(8.9)%	$(8,841)	(0.8)%	$(48,081)	(5.5)%
Non-cash interest expense (d)	10,227	1.9%	9,143	2.1%	20,415	1.9%	18,165	2.1%
Loss on extinguishment of debt	233	—	31,360	7.0%	233	—	31,360	3.6%
Cost-method investment gain, net (e)	—	—	—	—	(12,582)	(1.2)%	—	—
Non-GAAP other (expense) income, net (a)	$(301)	(0.1)%	$730	0.2%	$(775)	(0.1)%	$1,444	0.2%
______________________________________________________________________________________________________

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the Company’s products and services. Non-GAAP operating profit, and non-GAAP other (expense) income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance.

(b) Contingent compensation expense relates to contingent payments for post-combination services associated with prior period acquisitions.

(c) Acquisition related expense (gain), net consists of changes in fair value of contingent consideration and transaction related costs.

(d) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(e) Cost-method investment gain, net consists primarily of a gain on the sale of an investment partially offset by impairment charges on other investments.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 28, 2014, and the Company’s Form 10-Q for the fiscal quarter ended March 29, 2015. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2015
Diluted net income per share
Non-GAAP diluted net income per share	$3.39 - $3.45
Amortization of acquired intangible assets	(0.21)
Non-cash interest expense (a)	(0.17)
Cost-method investment gain, net (b)	0.06
Acquisition related gain, net (c)	0.03
Headquarter relocation (d)	(0.02)
GAAP diluted net income per share	$3.08 - $3.14

______________________________________________________________________________________________________

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Cost-method investment gain, net consists primarily of a gain on the sale of an investment partially offset by impairment charges on other investments.

(c) Acquisition related gain, net consists of changes in fair value of contingent consideration.

(d) Headquarter relocation represents accretion of interest expense on lease exit liability and changes in estimate of such liability.